UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): December 23, 2004

Commission File Number 33-83618

SELKIRK COGEN PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0324332 (IRS Employer Identification No.)

SELKIRK COGEN FUNDING CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0354675 (IRS Employer Identification No.)

7600 Wisconsin Avenue, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(301) 280-6800
(Registrants’ telephone number, including area code)

Item 1.01 Entry into Material Definitive Agreements

Firm Natural Gas Supply Agreements

Selkirk Cogen Partners, L.P. (the “Partnership”) has been engaged in discussions with certain of its fuel suppliers regarding the extension or replacement of the related firm natural gas supply agreements. (See Part II, Item 5., Other Information — Firm Natural Gas Supply Agreements, included in the Partnership’s September 30, 2004 Quarterly Report on Form 10-Q.) In connection with these discussions, on December 23, 2004 the Partnership amended two existing firm natural gas supply agreements and entered into two new agreements with the fuel suppliers.

On December 23, 2004, the Partnership and Imperial Oil Resources entered into a Letter Agreement (the “Imperial Letter Agreement”) and a new agreement (the “Additional Imperial Agreement”). The Imperial Letter Agreement amends the Amended and Restated Natural Gas Purchase Agreement dated October 22, 1992 (as amended, the “Amended Imperial Agreement”) by providing new gas supply pricing provisions and a nominal increase in gas supply volumes. The new pricing provisions are based on 90% of an indexed Alberta spot price for natural gas. The Amended Imperial Agreement expires on October 31, 2009. The Additional Imperial Agreement provides for the purchase and sale of gas supply during the period November 1, 2009 through October 31, 2014 at pricing and volumes comparable to that provided under the Amended Imperial Agreement, and nominally reduces the Partnership’s minimum contract volume purchase obligation. Although the Imperial Letter Agreement is not effective until it is approved by the National Energy Board of Canada, the Additional Imperial Agreement requires the Partnership to make payments, if necessary, to the gas supplier sufficient to effect the new pricing provisions contained in the Amended Imperial Agreement on November 1, 2004.

Also on December 23, 2004, the Partnership and EnCana Corporation (formerly PanCanadian Petroleum Limited) entered into the Second Amended and Restated Natural Gas Purchase Agreement (“Amended EnCana Agreement”) and a new agreement (the “Additional EnCana Agreement”). The Amended EnCana Agreement amends the Amended and Restated Natural Gas Purchase Agreement dated October 22, 1992 by reducing the gas supply volumes approximately 16% and increasing the Partnership’s minimum purchase obligation to 100% (from 75%) of the contract gas supply volumes. The Amended EnCana Agreement becomes effective on January 1, 2005 and expires on October 31, 2009. The Additional EnCana Agreement provides for the purchase and sale of gas supply during the period November 1, 2009 through October 31, 2014 at volumes and a minimum contract volume purchase obligation comparable to that provided under the Amended EnCana Agreement. The pricing provisions of the Additional EnCana Agreement are based on 100% of an indexed Alberta spot price for natural gas.

Cautionary Statement Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes forward-looking statements about the future that are necessarily subject to various risks and uncertainties. Use of words like “anticipate,” “estimate,” “intend,” “project,” “plan,” “expect,” “will,” “believe,” “could,” and similar expressions help identify forward-looking statements under the Private Securities Litigation Reform Act. These statements are based on current expectations and assumptions, which the Partnership believes are reasonable and on information currently available to the Partnership. Actual results could differ materially from those contemplated by the forward-looking statements. Consequently, the forward-looking statements in this Current Report should not be regarded as representations by the Partnership or any other person that the expected outcomes can or will be achieved. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements are described in the Partnership’s Annual Report on Form 10-K.

Item 9.01 Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated December 15, 2004, between Selkirk Cogen Partners, L.P. and Imperial
Oil Resources

10.2	Base Contract for Sale and Purchase of Natural Gas, dated as of December 15, 2004, between
Selkirk Cogen Partners, L.P. and Imperial Oil Resources

10.3	Second Amended and Restated Natural Gas Purchase Agreement, dated as of January 1, 2005, between Selkirk Cogen Partners, L.P. and EnCana Corporation

10.4	Base Contract for Sale and Purchase of Natural Gas, dated as of January 1, 2005, between
Selkirk Cogen Partners, L.P. and EnCana Gas Marketing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SELKIRK COGEN PARTNERS, L.P.

By: JMC SELKIRK, INC. Managing General Partner

Date: December 30, 2004	/s/ P. CHRISMAN IRIBE
Name: P. Chrisman Iribe Title: President

SELKIRK COGEN FUNDING
CORPORATION

Date: December 30, 2004	/s/ P. CHRISMAN IRIBE
Name: P. Chrisman Iribe Title: President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter Agreement dated December 15, 2004, between Selkirk Cogen Partners, L.P. and Imperial
Oil Resources

10.2	Base Contract for Sale and Purchase of Natural Gas, dated as of December 15, 2004, between
Selkirk Cogen Partners, L.P. and Imperial Oil Resources

10.3	Second Amended and Restated Natural Gas Purchase Agreement, dated as of January 1, 2005, between Selkirk Cogen Partners, L.P. and EnCana Corporation

10.4	Base Contract for Sale and Purchase of Natural Gas, dated as of January 1, 2005, between
Selkirk Cogen Partners, L.P. and EnCana Gas Marketing